EXHIBIT 99.1

Contacts:

Cubist Pharmaceuticals, Inc.
Eileen C. McIntyre
Senior Director, Corporate Communications
(781) 860-8533
eileen.mcintyre@cubist.com

CUBIST PHARMACEUTICALS ANNOUNCES REDEMPTION DATE FOR
5 ½% CONVERTIBLE SUBORDINATED NOTES DUE 2008

Lexington, MA, June 8, 2006 — Cubist Pharmaceuticals, Inc. (Nasdaq:  CBST) today announced that it will redeem its 5 1/2% Convertible Subordinates Notes due 2008 on June 28, 2006, in accordance with the terms of the indenture governing the notes. The $165 million principal amount outstanding will be redeemed at $1,032.28 per $1,000 principal amount of notes.  The holders may convert the notes into common stock at a conversion price of approximately $47.20 per share until the close of business on June 27, 2006. At such price, each $1,000 principal amount of notes is convertible into approximately 21.1864 shares of common stock. A notice of redemption setting forth the redemption procedures is being mailed by The Bank of New York, the trustee for the notes, to all registered holders of the notes. Copies of the notice of redemption and additional information relating to the procedures for redemption may be obtained from The Bank of New York by calling (800) 254-2826.

About Cubist
Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of antiinfective products that address unmet medical needs in the acute care environment. In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of antiinfectives called lipopeptides.  The Cubist product pipeline includes our lipopeptide program, the product candidate HepeX-B™ and our natural products screening program. Cubist is headquartered in Lexington, MA. Additional information can be found at www.cubist.com.

Cubist Safe Harbor Statement
Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist. These factors include, but are not limited to: (i) whether we will receive, and the potential timing and scope of, regulatory approvals or clearances to market CUBICIN in other countries and for additional indications in the United States and other countries pursuant to our currently-planned filings and any filings we determine to make in the future, which filings are subject to approval by the applicable regulatory agency or agencies, regardless of our confidence in the results of the clinical trials supporting such filings; (ii) the level of acceptance of CUBICIN by physicians, patients, and the medical community and the availability of reimbursement from third-party payors, including governments, private insurance plans and managed care providers; (iii) any changes in the current or anticipated market demand or medical need for CUBICIN; (iv)  competition, particularly with respect to CUBICIN; (v) whether the FDA accepts proposed clinical trial protocols that may be achieved in a timely manner; (vi) our ability to conduct successful clinical trials in a timely manner; (vii) the ability of our third party manufacturers, including our single source provider of bulk drug substance, to manufacture sufficient quantities of CUBICIN in accordance with Good Manufacturing Practices and at an acceptable cost; (viii) our dependence upon pharmaceutical and biotechnology collaborations; (ix)  our ability to finance our operations; (x) the effectiveness of our expanded sales force; (xi) potential costs resulting from product liability or other third party claims; (xii) our ability to protect our proprietary technologies; (xiii) our ability to discover, in-license, or acquire drug candidates and develop and achieve commercial success for drug candidates; (xiv) our ability to integrate successfully the operations of any business we may acquire and the potential  impact of any future acquisition on our financial results;  and (xv)  a variety of risks common to our industry, including ongoing regulatory review, litigation relating to intellectual property, and legislative or regulatory changes.

Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.; HepeX-B is a trademark of XTL Biopharmaceuticals Ltd.

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